Exhibit 8.2

GrayCary.Technology’s Legal Edge®

400 Hamilton Avenue

Palo Alto, CA 94301-1833

www.graycary.com

O] 650-833-2000

F] 650-833-2001

April 25, 2003

Valicert, Inc.

1215 Terra Bella Avenue

Mountain View, CA 94043

Ladies and Gentlemen:

We have acted as your legal counsel in connection with the Transaction, as described in the Agreement and Plan of Reorganization and Merger dated as of February 18, 2003, by and among Tumbleweed Communications Corp., a Delaware corporation (“Parent”), Velocity Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Sub”), and Valicert, Inc., a Delaware corporation (the “Company”), as amended on April 22, 2003 (the “Agreement”). This opinion is being delivered to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, in connection with the filing of a registration statement on Form S-4 of a Proxy Statement/Prospectus (the “Registration Statement”). All capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Agreement.

As legal counsel to the Company and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto): (1) the Agreement; (2) the facts, statements, descriptions and representations set forth in the Registration Statement; (3) representations and warranties made to us by Parent, Sub and the Company in certain tax representation letters (the “Tax Representation Letters”); and (4) such other instruments and documents related to the formation, organization and operation of Parent and the Company or to the consummation of the Merger, the Upstream Merger and the transactions contemplated under the Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (and are relying thereon, without any independent investigation or review thereof):

A. the truth and accuracy, as of the date hereof and at the Effective Time, of the statements, covenants, representations and warranties contained in the Agreement, in the Tax Representation Letters that have been provided to us and that were issued in support of this opinion, and in the Registration Statement and other documents related to Parent and the Company as we have deemed necessary or appropriate for purposes of issuing this opinion;

B. consummation of the Transaction in accordance with the Agreement, without any waiver, breach or amendment of any material provisions of the Agreement, the effectiveness of the Merger and the Upstream Merger under applicable state law, and the performance of all covenants

Gray Cary Ware & Freidenrich LLP

Valicert, Inc.

April 25, 2003

Page Two

contained in the Agreement and the Tax Representation Letters without waiver or breach of any material provisions thereof;

C.    the accuracy, without qualification, of any representation or statement made “to the knowledge of” or similarly qualified, and as to all matters in which a person or entity is making a representation that such person or entity is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement inconsistent with such representation, there is in fact no such plan, intention, understanding, or agreement inconsistent with such representation;

D.    the absence of any occurrence since the date of the Tax Representation Letters, which change could have caused any of the declarations and representations contained in those letters to be untrue, incorrect or incomplete in any respect at any time since that date; and

E.    the authenticity of original documents (including signatures), conformity to the originals of documents submitted to us as copies, and due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

Based on our examination of the foregoing items and subject to the qualifications, conditions and assumptions set forth herein and in the Registration Statement under the heading “Material United States Federal Income Tax Consequences,” we are of the opinion that, for United States federal income tax purposes:

1.    The Transaction will constitute a “reorganization” as defined in Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.    A holder of Company common stock whose shares of Company common stock are exchanged in the Merger for Parent common stock will not recognize gain or loss, except to the extent of cash received instead of a fractional share of Parent common stock. The aggregate tax basis of Parent common stock received by such holder will be the same as the aggregate tax basis of the Company common stock for which it is exchanged (excluding any portion of the holder’s basis allocable to a fractional share), and the holding period of Parent common stock received by such holder will include the holding period of the Company common stock for which it is exchanged.

3.    The payment of cash to a Company stockholder instead of a fractional share of Parent common stock generally will result in the recognition of capital gain or loss measured by the difference between the amount of cash received and the portion of the tax basis of Parent common stock allocable to the fractional interest.

4.    No gain or loss will be recognized by Parent, Sub or the Company solely as a result of the Transaction.

The statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences,” including the discussion under the subheading “Tax Consequences of Perfecting Appraisal Rights,” insofar as they constitute statements of law or legal conclusions, constitute our opinion as to such tax consequences. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth herein or in the Registration Statement under the heading “Material United States Federal Income Tax Consequences.”

Gray Cary Ware & Freidenrich LLP

Valicert, Inc.

April 25, 2003

Page Three

This opinion addresses only the matters described above. No opinion is expressed as to any other matter, including any other tax consequences of the Transaction or any other transaction (including any transaction undertaken in connection with the Merger or the Upstream Merger) under any foreign, federal, state or local tax law.

No opinion is expressed as to any transaction other than the Transaction as described in the Agreement or to any transaction whatsoever, including the Merger and the Upstream Merger, if any of the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if any of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

This opinion has been delivered to you only for the purpose stated. It is intended for the benefit of the Company and the stockholders of the Company and may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent, however, to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Proxy Statement/Prospectus constituting a part thereof, and any amendments thereto.

Very truly yours,

/s/ Gray Cary Ware & Freidenrich LLP